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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference of our report dated January 22, 1999, with respect to the financial statements and schedule of uBid, Inc.
in this Annual Report (Form 10-K) of Creative Computers, Inc. for the year ended December 31, 1998.

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-848) pertaining to Creative Computers, Inc. of our report dated January 22, 1999, with respect to the financial statements and schedule of uBid, Inc. incorporated by reference in the Annual Report (Form 10-K) of Creative Computers, Inc. for the year ended December 31, 1998.


                                               /s/ ERNST & YOUNG LLP

Chicago, Illinois
March 29, 1999